UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2011

WHITNEY HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 St. Charles Avenue, New Orleans, Louisiana 70130

(Addresses of Principal Executive Offices, including Zip Code)

(504) 586-7272

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 29, 2011, Whitney Holding Corporation, a Louisiana corporation (the Company) and Hancock Holding Company (Hancock), issued a joint press release announcing that at a special meeting of holders of the Company’s common stock held on April 29, 2011, its shareholders approved the proposal to adopt and approve the Agreement and Plan of Merger, dated as of December 21, 2010, by and between the Company and Hancock, as such agreement may be amended from time to time, which provides for the merger of the Company with and into Hancock. The shareholders of the Company also voted to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. The special meeting was not adjourned to a later date. The final voting results for each proposal are set forth below:

Proposal 1: Adopt and Approve the Merger Agreement

For	Against	Abstentions
71,932,977	860,704	81,365

Proposal 2: Approve Adjournment of the Special Meeting

For	Against	Abstentions
66,505,947	6,265,749	103,349

A copy of the joint press release issued by the Company and Hancock regarding the results of the shareholder vote at the special meeting of holders of the Company’s common stock and the results of the shareholder vote at Hancock’s special meeting of shareholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Hancock Holding Company and Whitney Holding Corporation Joint Press Release, dated April 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By:	/s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Senior Executive Vice President and
Chief Financial Officer

Date: April 29, 2011